SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          FLANIGAN'S ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          FLANIGAN'S ENTERPRISES, INC.

                             2841 Cypress Creek Road
                         Fort Lauderdale, Florida 33309

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 28, 1997

                            Fort Lauderdale, Florida
                                January 30, 1997


To the Stockholders of Flanigan's Enterprises, Inc.,

         Please take notice that the Annual Meeting of Stockholders of Flanigan's Enterprises, Inc. (the "Company") will be held on Friday, February 28, 1997, at 10:00 A.M., at its corporate headquarters, 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309 to consider and act upon the following matters:

         (1) To elect three directors of the Company to hold office until the year 2000 Annual Meeting;

         (2) To amend Section 5(b) of the Company's Employment Agreement with Joseph G. Flanigan.

         (3) To amend Section 5(c) of the Company's Employment Agreement with Joseph G. Flanigan.

         (4) To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on January 28, 1997, will be entitled to vote at the meeting.

         The Company invites each stockholder to attend the meeting in person. However, whether or not you expect to be present, your cooperation in promptly signing and returning the enclosed proxy in the envelope provided will be appreciated. Regardless of the number of shares you own, your vote is important. If you are present and vote in person at the meeting, the proxy will not be used.

         Management recommends and requests a vote "FOR" the three nominees to the Board of Directors, and "FOR" approval of the amendments to the Employee Agreement.

                                               FLANIGAN'S ENTERPRISES, INC.


                                               /s/Mary C. Reymann
                                               ------------------
                                                  Mary C. Reymann, Secretary

                          FLANIGAN'S ENTERPRISES, INC.
                             2841 Cypress Creek Road
                         Fort Lauderdale, Florida 33309

                                 PROXY STATEMENT
                                January 30, 1997

                         ANNUAL MEETING OF STOCKHOLDERS

         This proxy statement is furnished in connection with the solicitation by the management of Flanigan's Enterprises, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Friday, February 28, 1997, at 10:00 A.M. at its corporate headquarters, 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309 or at any adjournment of such meeting.

         Stockholders of record as of the close of business on January 28, 1997 are entitled to vote at the meeting. On that date there were outstanding 907,000 shares of Common Stock ($.10 par value) of the Company, with each entitled to one vote.

         The Company's Annual Report (including the Form 10-KSB filed with the Securities and Exchange Commission) for the fiscal year ended September 28, 1996 is enclosed.

         The accompanying proxy is revocable by the stockholder at any time before it is exercised. Any stockholder attending the meeting may vote in person whether or not a proxy was previously signed. Unless revoked, properly executed proxies will be voted in accordance with specifications therein. Proxies with no specifications will be voted in favor of the proposals. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

         Solicitation of proxies is to be made by use of the mails, and in addition, may be made by directors, officers and regular employees of the Company, either personally or by telephone. The cost of the solicitation will be borne by the Company, including reimbursement of brokerage firms and other custodian or nominees for reasonable expenses incurred in distributing these proxy materials to their beneficiaries.

                              ELECTION OF DIRECTORS


         The By-Laws of the Company provide for a Board of Directors which shall consist of three classes of directors of three directors each. Three directors are to be elected to replace those of the class whose terms expire this year. The three directors to be elected at the annual meeting shall serve for a three-year term expiring in 2000 and until their respective successors are elected and qualified.

         Shares of stock represented by valid proxies received in time for the meeting will be voted for the election of the nominees listed below. It is not anticipated that any of the nominees will be unavailable for election as a director, but in case any of the nominees should become unavailable, the proxies will be voted for such substitute as shall be designated by the Board of Directors. Charles McManus and Mary C. Reymann have been directors since 1982 and James G. Flanigan has been a director since 1991.



                                                                                        Shares of
                                                                                        Common Stock
                           Principal Occupation for the                                 Beneficially
                           Last Five Years and Certain                 Director         Owned as of         Percent
       Name                Other Directorships                Age      Since            January 28, 1997    of Class
       ----                -------------------                ---      -----            ----------------    --------
Term Ending 2000

Charles E. McManus         Certified Manufacturing            82       1982              11,462               1.1
                           Engineer and Independent
                           Sales Representative for Food
                           Service Equipment Co.,
                           Baltimore, MD, President of
                           Preferred Food Purveyors,
                           Inc. Baltimore, MD.

Mary C. Reymann            Financial Vice President and       72       1982               7,766 (7)            *
                           Secretary of the Company

James G. Flanigan          Vice President of Twenty-          32       1991              38,900 (3)(10)       3.7
(1)                        Seven Birds Corporation, a
                           Franchisee since 1985








                DIRECTORS CONTINUING IN OFFICE AFTER THE MEETING

                                                                                        Shares of
                                                                                        Common Stock
                           Principal Occupation for the                                 Beneficially
                           Last Five Years and Certain                 Director         Owned as of         Percent
       Name                Other Directorships                Age      Since            January 28, 1997   of Class
       ----                -------------------                ---      -----            ----------------   --------
Term Ending 1998

Joseph G. Flanigan         Chairman of the Board              67       1960              323,428 (4)          30.7
                           President and Chief Executive
                           Officer of the Company

Jeffrey D. Kastner         Principal, law firm of Jeffrey     43       1985             100,500  (5)(8)       9.4
                           D. Kastner, P.A. since 1985,
                           and General Counsel and
                           Assistant Secretary of
                           the Company

Charles F. Kuhn            Former Vice President of           67       1985                -                   -
                           Package Operations, Package
                           Store Manager since 1992, of
                           Big Daddy's #14, Inc. a
                           Franchisee




Term Ending 1999

William Patton             Vice President of Community        74       1990               7,666 (7)           *
                           Relations since 1981, prior
                           thereto Vice President,
                           Lounge Operations

Germaine M. Bell           Former Assistant Secretary         64       1984                   -                -
                           of the Company

Patrick J. Flanigan        President of B.D. 43               36       1991              20,775 (2)           2.0
(1)                        Corporation, a Franchisee
                           since 1985

      Total shares beneficially owned by all directors
      and executive officers as a group (ten in number).                                473,073 (4)(6)(9)  44.9
      *   Less than 1%

            (1) James G. and Patrick J. Flanigan are the sons of the Chairman of the Board.


            (2) Includes  16,100  shares  owned by a trust which Mr.  Patrick J.
            Flanigan is one of three trustees and a beneficiary.

            (3)  Includes  16,100  shares owned by a trust of which Mr. James G.
            Flanigan is one of three trustees and a beneficiary.

            (4) Includes  options to acquire 46,450 shares of common stock,  see
            Notes (2) & (3) to Cash Compensation Table. Includes 16,100 shares owned by a trust of which the spouse of the Chairman of the Board is one of three trustees and 1,200 shares owned by grandchildren of the Chairman of the Board.

            (5) Includes 80,500 shares owned equally by five trusts of which Mr.
            Kastner is one of three trustees. The five trusts include the trusts of Mr. Patrick J. Flanigan (See Note (2) above) and Mr. James G.
            Flanigan (See Note (3) above) and the 16,100 shares owned by each trust.

            (6) Includes 48,300 shares owned equally by the three trusts of which Mr. Kastner is one of the three trustees. The 16,100 shares of stock owned by each of the trusts of Mr. Patrick J. Flanigan (See
            Note (2) above) and Mr. James G. Flanigan (See Note (3) above) are included in the calculation of beneficial stock ownership of those individuals only. The 16,100 shares of stock owned by a trust of which the spouse of the Chairman of the Board is one of three trustees is not included, as that stock is already included in the calculation of beneficial ownership of Mr. Kastner.

            (7) Includes options to acquire 5,000 shares of common stock pursuant to the Company's Key Employee Incentive Stock Option Plan.

            (8) Includes options to acquire 20,000 shares of Common Stock pursuant to the Company's Key Employee Incentive Stock Option Plan.

            (9) Includes options to acquire 10,000 shares of Common Stock granted to Edward A. Doxey, Treasurer of the Company, pursuant to the Company's Key Employee Incentive Stock Option Plan.

            (10) Includes options to acquire 14,000 shares of Common stock pursuant to the Company's Key employee Incentive Stock Option Plan.

The Board of Directors met four times during the past fiscal year and each director attended those meetings of the Board and its committees. Each director who is not a full time employee of the Company receives an annual director's fee of $5,000 plus $250 for attendance at each Directors Meeting and Audit Committee Meeting.

                 BOARD OF DIRECTORS, COMMITTEES AND NOMINATIONS

         The principal committee of the Board of Directors is the Audit Committee. The functions of this committee include recommending the engaging and discharging of the Company's independent auditors, reviewing with the independent auditors the plan and results of the audit engagement, approving professional services provided by the independent auditors prior to the performance of such services, reviewing the range of audit and non-audit fees and reviewing the adequacy of the Company's system of internal accounting controls. The Audit Committee held one meeting during the past fiscal year. The members of the Audit Committee for fiscal year 1996 were Charles McManus, Jeffrey Kastner and Charles Kuhn.

         While there is no nominating committee, the entire Board selects nominees for election as directors and considers the performance of directors in determining whether to nominate them for re-election. In performing these functions, the Board considers any stockholder recommendations with respect to the composition of the Board. Any recommendation by a stockholder of a proposed candidate must be in writing, accompanied by a description of the proposed nominee's qualification and other relevant biographical information together with the consent of the proposed nominee to serve. The recommendation should be directed to the Board of Directors, Attention: Secretary, Flanigan's Enterprises, Inc., 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company during the fiscal year ended September 28, 1996 to all of the Company's executive officers whose aggregate direct re-numeration exceeded $60,000, and to all executive officers as a group.

                               COMPENSATION TABLE

                                                                     Other
Name and Principal Position         Annual Compensation         Compensation (2)
---------------------------         -------------------         ----------------
Joseph G. Flanigan, (3)                   $150,000                  $34,000
Chairman of the Board,
Chief Executive Officer
and President

Jeffrey D. Kastner,                         96,000
Assistant Secretary
and General Counsel

Edward A. Doxey,                            65,000
Treasurer

Others (2)                                  67,000                    8,000
                                           -------                  -------
All Executive Officers
as a group (5)                            $378,000                  $42,000

            (1) This table does not include  incidental  personal  benefits of a limited nature.  Although the amount of such benefits and the extent to which they are related to job  performance  cannot be ascertained specifically,  the Company has concluded  that the aggregate  amount
            does  not   exceed  the  lesser  of  $25,000  or  10%  of  the  cash
            compensation  disclosed  above for any one  person or all  executive officers as a group.

            (2) Represents value of Premium paid by the Company for life insurance.

            (3) On  June  3,  1987,  the  Company  entered  into  an  Employment
            Agreement  with  Joseph G.  Flanigan  effective  January 1,  through
            December 31, 1988 and subject to one year extensions unless either the Company or such executive shall have delivered a notice that the term will not be extended. This Agreement was approved by the Bankruptcy Court in the Company's reorganization proceedings and was ratified by stockholders at the Company's 1988 annual meeting (83% of the stockholders voting ratified the agreement). Mr. Flanigan receives a base salary of $150,000 and participates in a profit sharing program in the event the Company exceeds certain financial projections. For the fiscal years ended September 30, 1995 and September 28, 1996 no bonus was earned under the Agreement. Payments under the Employment Agreement continue in the event of termination of his employment by reason of death or termination by the Company for reasons other than his breach of the Agreement, or in the event of his resignation upon (i) a failure by the Board to appoint or reappoint Mr. Flanigan to his present office, (ii) any material change by the Company in Mr. Flanigan's function, duties or responsibilities or (iii) a material change (25%) in the ownership of the Company due to an event not initiated by the Company.

            During fiscal year 1996, (prior to December 30, 1995), Mr. Flanigan exercised the option to purchase 93,092 shares of the Company's common stock, pursuant to the Employee Agreement, at $0.875 per share. The option price in the Employment Agreement had been reduced to $0.875 per share in December, 1989 and approved at the Company's
            1990 Annual Meeting.

            The Employment Agreement further provides that in the event of a "change in control" of the Company, the term of the Agreement will continue for a period of three years thereafter, provided that any damages due Mr. Flanigan as a result of a change in control of the Company will be subordinate to the claims of the secured creditors in the Company's bankruptcy proceedings, whose damages would also be due in full. In the event of termination, Mr. Flanigan would be entitled to a maximum of $450,000.

            (4) During the quarter ended March 28, 1992, the Board of Directors approved issuance of additional options to Joseph G. Flanigan to purchase up to 46,450 shares of the Company's common stock. The exercise price of $2.25 equaled the fair market value on the date of issuance. These options expire February 27, 1997.

            By  written  Resolution,  dated  January  12,  1994,  the  Board  of
            Directors  approved an amendment to the stock option  granted Joseph
            G. Flanigan increasing the amount of the option price to $6.50 per share, which reflected in excess of 110% of the per share price of the Company's stock as of the close of business on January 12, 1994.
            The expiration date of the stock option was also extended through February 27, 2002. This action was approved by the stockholders at the Company's 1994 Annual Meeting.

            (5) See "Related Party Transactions."


                           RELATED PARTY TRANSACTIONS

         In fiscal year 1996, Walter L. McManus, Sr., former Vice Chairman, (together with his children; Castlewood and Co., a family owned Maryland partnership; and Castlewood Realty Company, Inc., a family owned Maryland Corporation) received an aggregate of $233,000 from the Company in lease rentals for three locations where they leased to the Company the land or building. The Company owed agreed to lease rejection damages of $95,000 to companies controlled by the former Vice Chairman of the Board, which are included in and payable pursuant to the Company's Plan of Reorganization.

         Certain of the officers and directors of the Company held securities of a limited partnership in King of Prussia, Pennsylvania which was managed by the Company as General Partner for a management fee of 49% of the profits. The partnership interests of all said officers and directors represented 18.22% of the total invested capital of $960,000 in this limited partnership. This unit was sold September 20, 1996. See page 10 of the Form 10-KSB for the period ended September 28, 1996 for further discussion of the sale.

         Members of Mr. Flanigan's family purchased four units sold to them on a franchise basis in prior years. The terms of these sales were similar to one or more of the Company's other franchise sales. As a result of these sales, the Company had accounts receivable aggregating $3,000 from parties related to Mr. Flanigan at year-end. All such accounts were in good standing.

         During fiscal 1990, Mr. Flanigan acquired a 33.33% interest in one unit sold to his family on a franchise basis in prior years. Mr. James G. Flanigan, a member of the Board of Directors of the Company, is also a 33.33% owner of this unit and is the manager of the day-to-day operation of the same.

         The Company assigned the Lease Agreement for this unit to the franchisee, and vacated the sublease agreement which had been a part of the franchise purchase. With this transaction, the franchisee becomes responsible for all rent due under the Lease Agreement. Under the new Franchise agreement the Company receives the royalty fee only.

         During fiscal 1990, Mr. Flanigan also became a 50% owner of a corporation which assumed management of the day-to-day operation of another unit sold to his family on a franchise basis in prior years. Mr. Flanigan became involved in the day-to-day operation of this unit during fiscal year 1995 on a limited basis.

         During fiscal year 1995, three of the four franchises purchased by members of Mr. Flanigan's family in prior years, whose franchise agreements expired during the past fiscal year, executed the Company's new franchise agreement for the continued operation of their restaurants under the "Flanigan's Seafood Bar and Grill" service mark or other service marks approved by the Company.

         During the past fiscal year, the Company's franchise agreement with the fourth member of Mr. Flanigan's family expired and was not renewed nor was a new franchise agreement executed with said franchisee. Subsequent to the end of the fiscal year and the filing of Form 10-KSB for the period ended September 28, 1996, the Company filed suit against the franchisee for servicemark infringement.

         Effective September 30, 1996, one franchised combination package store and restaurant terminated its franchise agreement. The franchise was sold to a related third party (the "First Purchaser"), with the Company's agreement to manage the franchise for this related party. The management agreement was to provide the Company with management fees equal to 50% of the franchise's cash flow. Subsequent to the sale of the franchise, the Company accepted the offer of another franchisee (the "Manager"), also a related party and member of Mr. Flanigan's family, to purchase the Company's right to manage the franchise for the sum of $150,000. Additionally, the Manager also purchased the franchise from the First Purchaser. (The Company expects to record $150,000 of income in the first quarter of fiscal 1997, upon the sale of the management rights.)

         To raise capital for the renovations, a Florida limited partnership will be formed, of which the Manager will be the general partner. The limited partnership units will be sold as follows: 25% to Manager, 25% to the Company, 25% to related parties and 25% to unrelated parties. The Manager will receive a management fee of 50% of the franchise's cash flow.

         The Company paid or accrued $6,000 in fees to a service company owned by the husband of Mary C. Reymann during the past fiscal year.

         See footnote (3) to the Compensation table for a discussion of an Employment Agreement between the Company and its Chairman of the Board.

         Each of the above transactions was reviewed by the Board of Directors at the time made and were, in the opinion of management and the Board, entered into on terms which were no less favorable to the Company than could be obtained in similar transactions with disinterested third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of January 30, 1997, the names of persons who own of record, or are known by the Company to own beneficially, more than 5 percent of its Common Stock, and the beneficial ownership of all such stock as of that date by all officers and directors as a group. See footnote (3) and (4) to the Compensation Table for a discussion of stock options granted to Mr. Flanigan.

                                               Number of
         Name of Beneficial Owner                Shares            Percentage
         ------------------------                ------            ----------
         Joseph G. Flanigan                     323,428               30.7
         Jeffrey D. Kastner                     100,500                9.4
         All Officers and Directors
         as a Group (ten in number)             473,073               44.9


                              SELECTION OF AUDITORS

         The Company's Board of Directors anticipates retaining Arthur Andersen LLP, independent certified public accountants as its auditors for fiscal year 1997. They have been the Company's accountants since 1968.

         During the fiscal year ended September 28, 1996, Arthur Andersen LLP, rendered audit services to the Company, including audit of its annual financial statements, review of reports on Form 10-KSB to the Securities and Exchange Commission and various other accounting matters. The Audit Committee approves audit services before they are rendered, approves the other professional services after each is rendered, and considers the possible effect of such services on the independence of such firm.


                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         The rules and regulations of the Securities and Exchange commission afford stockholders the right to submit proposals to the Company which the Company must then include in its proxy materials and which will voted on by stockholders at the Annual Meeting next ensuing. Under these regulations any stockholder desiring to submit a proposal to be voted on at the 1998 Annual Meeting of the Company must deliver the proposal to the Company no later than September 26, 1997.

         Amendment to Section 5(b) Of The Executive Employment Agreement
                   Between The Company And Joseph G. Flanigan.

         As described in Note (2) to the Compensation Table, the Company entered into an Employment Agreement with Joseph G. Flanigan effective January 1, through December 31, 1988 and subject to one year extensions unless either the Company or such executive shall have delivered a notice that the term will not be extended. The Company is seeking shareholder approval of a proposed amendment to the Employment Agreement to provide that:

Section 5(b) be modified to provide that during the period of Mr. Flanigan's employment, the Company shall pay Mr. Flanigan, in addition to the base salary set forth in subparagraph 5(a), an amount equal to fifteen (15%) percent of the annual income of the Company before income taxes, in excess of Six Hundred Fifty Thousand Dollars ($650,000.00), excluding extraordinary items.

         The proposed amendment is contained in paragraph 1 of the First Amendment to Employee Agreement, dated January 8, 1997 by and between the Company and Joseph G. Flanigan, a copy of which is attached to the Employee Agreement, which is attached hereto as Exhibit A.


         Amendment to Section 5(c) Of The Executive Employment Agreement
                   Between The Company And Joseph G. Flanigan.

The Company is seeking shareholder approval of a proposed amendment to the Employment Agreement to provide that:

         Section 5(c) be modified to grant Mr. Flanigan the option to acquire 4.99% of the amount of common stock of the Company outstanding as of the date of exercise, but not less than 45,350 shares, at the option price of $4.95 per share. The option price shall be adjusted pro rata to reflect any stock splits, stock dividends or other stock issuances. The sale shall be completed by delivery of the shares against full payment in cash therefore on such date not later than December 31, 2001. These options are not subject to any forfeiture by Mr. Flanigan and may be exercised by Mr. Flanigan before or subsequent to the termination of this Agreement. If a "change in control of the Company" as
defined  in  Section  7(g)  occurs,   the  entire  amounts  can  be  immediately
exercisable.

         The proposed amendment is contained in paragraph 2 of the First Amendment to Employee Agreement, dated January 8, 1997 by and between the Company and Joseph G. Flanigan, a copy of which is attached to the Employee Agreement, which is attached hereto as Exhibit A.


                                  OTHER MATTERS

         As of the date of this proxy statement, the management does not intend to present, and has not been informed that any other person intends to present, any matters for action at the meeting other than those specifically referred to herein. If, however, any other matters are properly presented at the meeting it is the intention of the persons named in the proxies to vote the shares of stock represented thereby in accordance with their best judgment on such matters.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                                  /s/Mary C. Reymann
                                                  ------------------
                                                     Mary C. Reymann
                                                     Secretary

January 30, 1997

         EXHIBIT A TO FLANIGAN'S ENTERPRISES, INC. 1997 PROXY STATEMENT


                              EMPLOYMENT AGREEMENT


THIS  EMPLOYMENT   AGREEMENT  (the  "Agreement"),   by  and  between  FLANIGAN'S
ENTERPRISES, INC., a Florida corporation (the "Company"), and Joseph G. Flanigan (the "Executive"), is dated this 3rd day of June, 1987.


                              PRELIMINARY STATEMENT

In order to prosper as a significant member of the financial, business, and civic community of South Florida, the Company needs to retain capable and experienced senior executive personnel. The Executive has been an employee of the Company for over twenty (20) years and has been Chairman of the Board and Chief Executive Officer of the Company during the last five (5) years. The Executive has successfully developed the Company's business plan and guided the Company and its employees through various financial difficulties encountered by the Company, including its recent filing for protection under Chapter 11 of the United States Bankruptcy Code.

Over the last three (3) years, the Executive has been employed by the Company pursuant to an employment agreement dated January 1, 1983 providing for an annual salary of $250,000.00. The Company desires to amend the terms of the January 1, 1983 employment agreement to provide for options to acquire approximately 93,000 shares of the Company's common stock, par value $.IO per share (the "Common Stock"), in return for a $100,000.00 per year reduction in the Executive's salary. The Company and the Executive believe the annual cash savings to, and cash infusion in, the Company upon the Executive's exercise of the options are in the Company's best interest. The Company also desires to encourage the Executive to strive for the profitability and success of the Company and desires to assure both itself and the Executive of the continuity of management in the event of any actual or threatened change in control of the Company.


                                      TERMS

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. EMPLOYMENT

The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

         2. TERM

The employment of the Executive by the Company as provided in Section I will commence on the date hereof and end on December 31, 1988, unless further extended or sooner terminated &a hereinafter provided. On December 31, 1988 and annually thereafter (the "Renewal Date"), the term of the Executive's employment shall automatically be extended one (1) additional year, unless prior to such Renewal Date, the Company shall have delivered to the Executive, or the Executive shall have delivered to the Company, written notice that the term of the Executive's employment hereunder will not be extended.

         3. POSITION AND DUTIES

The Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company and shall have such responsibilities and authority as may from time to time be assigned to the Executive by the Board of Directors of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

         4. PLACE OF PERFORMANCE

In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company, which shall remain in Dade or Broward County, Florida, except for required travel on the Company's business to an extent substantially consistent with present travel obligations.

         5. COMPENSATION AND RELATED MATTERS

         (a) Base Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a base salary of not more than $150,000.00 per annum in 26 equal installments as nearly as practicable on every other Thursday in arrears. This base salary Now be increased or decreased from time to time in accordance with the normal business practices of the Company. The base salary compensation of the Executive shall neither be deemed exclusive nor shall it prevent the Executive from participating in any other compensation or benefit plan of the Company.

The term "Base Salary" shall be deemed to include any and all amounts received by the Executive from either the Company or any of its Subsidiaries and Affiliates. The base salary payments (including any increased base salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company nor any other compensation benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's base salary.

         (c) Stock Options. The Company hereby grants the Executive options to acquire the following amounts of the Company's common stock in the years indicated:

         Exercisable on or after
         January 1, 1986                    4.99% of the amount of common Stock outstanding as of
                                            the date of exercise, but not less than 46,546 shares, at the option price of $.875 per share.

         Exercisable on or after
         January 1, 1987                    4.99% of the amount of common Stock outstanding as of
                                            the date of exercise but not less than 46,546 shares, at the option price of $.875 per share.

Such option price shall be adjusted pro rata to reflect any stock splits, stock dividends, or other stock issuances. The sale shall be completed by delivery of the shares against full payment in cash therefore on such date not later than December 31, 1995. These options are not subject to any forfeiture by the
Executive and may be exercised by the Executive before or subsequent to the termination of this Agreement. If a "change in Control of the Company" as
defined  in  Section  7(g)  occurs,   the  entire  amounts  can  be  immediately
exercisable.

         (d) Expenses. During the tern of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all travel and living expenses while away from home and on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

         (e) Other Benefits. The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of its benefit plans and arrangements in effect on the date hereof in which the Executive participates, including without limitation each pension and retirement plan and arrangement, supplemental pension and retirement plans and arrangements, stock option plans, employee stock ownership plans, life insurance and health-and-accident plans and arrangement, medical insurance plans, disability plans, survivor income plans, and relocation and vacation plans. The Company shall not make any changes in such plans or arrangements which will adversely affect the Executive's rights or benefits thereunder. The Executive shall also be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to, and on a basis consistent with, the terms, conditions, and overall administration of such plans and arrangements.

         Nothing paid to the Executive under any plan or arrangement which is presently in effect, or made available in the future, shall be deemed to be in lieu of the base salary payable to the Executive pursuant to Paragraphs (a) and
(b) of this Section.

         (f) Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation, in accordance with the Company's vacation plan, but not more than six weeks per year. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

         (g) Services Furnished. The Company shall furnish the Executive with office space, secretarial assistance, and such other facilities and services at the Company's executive offices in Dade or Broward County, Florida, as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

         (h) Subsidiaries and Affiliates. When used in this Agreement, the term "Company" shall be deemed to include any and all Subsidiaries and Affiliates of the Company.

         6. OFFICES

         The Executive agrees to serve, if elected or appointed thereto, as a Director of the Company and any of its Subsidiaries and Affiliates provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided for under the Company's By-laws.

         7. TERMINATION

         The Executive's employment hereunder my be terminated without any breach of this Agreement only under the following circumstances:

         (a)  Death.  The  Executive's   employment  hereunder  shall  terminate
immediately upon his death.

         (b) Disability. The Company my terminate the Executive's employment hereunder if, due to physical or mental illness, the Executive shall have been absent from his duties on a full-time basis for an entire period of six consecutive months, and, if within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period), the Executive fails to return and perform his duties on a full time basis.

         (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the willful commission of an act of dishonesty or fraud by the Executive. For purposes of this Paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the full Board of Directors of the Company, and (iii) delivery to the Executive of a Notice of Termination as defined in subsection (e) hereof finding that in the good faith opinion of such Directors the Executive was guilty of conduct set forth above in the preceding sentence, and specifying the particulars thereof in detail.

         (d) Termination by the Executive. The Executive may terminate his employment hereunder for Good Reason.

         For purposes of this Agreement, "Good Reason" shall seen (A) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive; (B) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (a) hereof (for purposes of this Agreement no such purported termination by the Company shall be effective); (C) an assignment to the Executive of any duties inconsistent with, or a significant change in the nature or scope of this Executive's authorities or duties from those authorities and duties held by the Executive as of the date hereof and as increased from time to time; (D) failure by the Company to obtain the assumption of the commitment to perform this Agreement by any successor corporation; or (E) relocation of the Company's executive offices outside of Dade or Broward Counties, provided said relocation is not at the Executive's direction.

         (e) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) above) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Executive's employment under the provision so indicated.

         (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties an a full-time basis), (iii) if the Executive's employment is terminated pursuant to subsections (b), (c), or (a) above, the date specified in the Notice of Termination; (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given, provided that if within (30) day after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that no dispute exists concerning the termination, or if there is a dispute concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined by a mutual, written agreement of the parties, by a binding and final arbitration award, or by a final judgment, order, or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         (g) For purposes of this Agreement, a "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A or Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "1934 Act"), provided that without limitation, such a change in control shall be deemed to have occurred if
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act), other than the Company or the Executive, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) individuals who at -the beginning of such period Constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each Director who was not a Director at the beginning of such period has been approved in advance by Directors representing at least two thirds of the Directors then in office who were Directors at the beginning of the period.

         8. COMPENSATION UPON TERMINATION

         (a) If the Executive's employment is terminated due to Death, Disability, or Good Reason, the Executive, at his election, shall receive (i) the amount to be paid under Section 5(a) hereof for the remaining term of this Agreement; or (ii) a lump sum payment equal to the present value, based on a discount rate equal to the prime rate of Citibank, N.A. then in effect, of the total of the amount specified in Section 8(a)(i) hereof.

         Except  that if a "Change  in  Control  of the  Company"  as defined in
Section 7(g) of this Agreement has occurred prior to the time the Executive's employment is terminated, the remaining term of this Agreement shall be assumed to be three (3) years from the Date of Termination for the purposes of determining the amounts payable under this Section 8(a). Notwithstanding anything contained herein to the contrary, the Executive acknowledges and agrees that any payment due hereunder shall be subordinate to any payments due the Class 6 Unsecured Creditors in the Company's Plan of Reorganization due to the acceleration of the promissory notes of the Class 6 Unsecured Creditors as a result of a "Change in Control of the Company."

         (b) Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the continued benefit of the Executive for the greater of the number of years (including partial years) remaining in the term of employment hereunder, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general term and provisions of such plans and programs. In the event that the Executive's participation in the Company's group health plan and/or life insurance program is barred, the Company shall be required to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plan and program from which his continued participation is barred. In the event that the Executive's participation in any plan or program, other than the group health plan and/or life insurance program is barred, the Company shall not be required to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

         Notwithstanding the foregoing and subject to all other limitations set forth in this Agreement, should the Executive elect to receive a lump sum payout as specified in Section 8(a)(ii) hereof, the benefits payable to the Executive hereunder shall be paid i ' n the form of a cash payment equal to 20% of the lump sum payable to the Executive under Section 8(a)(ii).

         (c) Notwithstanding the foregoing, in no event shall the total amount of payments made under this Agreement on account of any termination occurring as a result of a "change in control of the Company" exceed the aggregate present value of three times the "Base Salary Amount" minus one dollar. "Base Salary Amount" means the average annualized compensation income from the Company in the Executive's gross income for Federal income tax purposes over the five years preceding the year in which control of the Company occurred. This paragraph, and the language therein, shall be interpreted consistently with Section 280g of the Internal Revenue Code of 1954, as amended, and any regulations thereunder.

         9. SUCCESSORS; BINDING AGREEMENT

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by Agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place., Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same. amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the term "Company" also means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executed and delivers the agreement provided for in this Section
(a) or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of the Executive hereunder, including but not limited to stock options, shall inure to the benefit of and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. If the Executive should die prior to exercising the stock options granted herein, his personal or legal representative, executor or administrator may exercise the same for a period of six (6) months following the date of the Executive's death.

         10. NOTICE

         For purposes of this Agreement, notices, demands, and all other communications provided for under the terms of this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:               Joseph G. Flanigan
                                            29 Cayuga Road
                                            Sea Ranch Lakes, Florida 33308

         If to the Company:                 Flanigan's Enterprises, Inc.
                                            2841 Cypress Creek Road
                                            Ft. Lauderdale, Florida 33309

         11. MISCELLANEOUS

         No Provisions of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and a duly authorized officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time, or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         The Company and Executive agree that no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Florida.

         12. VALIDITY

         The validity or unenforceability of any provision of this Agreement shall not affect the validity of enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         14. ARBITRATION

         Any dispute or controversy arising under, or in connection with this Agreement, shall be settled exclusively by arbitration to be conducted before a panel of three arbitrators, in Miami, Florida, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



                                            FLANIGAN'S ENTERPRISES, INC.

         Attest:

         By:/s/ Mary C. Reymann             By:/s/Stephen L. Bobersky
            -------------------                ----------------------
                MARY C. REYMANN                   STEPHEN L. BOBERSKY, PRESIDENT
                                                  FLANIGAN'S ENTERPRISES, INC.



                                    EXECUTIVE


         By:/s/ Germaine M. Bell            By:/s/Joseph G. Flanigan
            --------------------               ---------------------
                GERMAINE M. BELL                  JOSEPH G. FLANIGAN

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, (the "First Amendment"), is entered into on this the 8th day of January, 1997, by and between FLANIGAN'S ENTERPRISES, INC., a Florida corporation, (the "Company"), and JOSEPH G.
FLANIGAN, (the "Executive"), and this First Amendment alters, modifies, supersedes and amends that certain Employment Agreement, dated June 3, 1987, by and between the Company and the Executive, in any manner in which it is inconsistent therewith.

         1 . Section 5(b), entitled "Profit Sharing", is hereby deleted in its entirety and in its place is substituted the following:


              (b) Profit Sharing. In an attempt to increase the Company's projected annual profits, the Company will allow the Executive to participate and share in a profit sharing program. During the period of the Executive's employment hereunder, the Company shall pay the Executive, in addition to the base salary set forth in subparagraph 5(a) above, an amount equal to fifteen (15%) percent of the annual income of the Company before income taxes, in excess of Six Hundred Fifty Thousand Dollars ($650,000.00), excluding extraordinary items.

         2. In view of the fact that the Executive has exercised the stock options provided in Section 5(c) of the Employment Agreement, Section 5(c) is hereby modified to add the following language thereto:

                    The Company hereby grants the Executive the option to acquire 4.99% of the Common Stock of the Company outstanding as of the date of exercise, but not less than Forty Five Thousand Three Hundred Fifty (45,350) shares, at the option price of Four Dollars and Ninety Five Cents ($4.95) per share. Such option price shall be adjusted prorata to reflect any stock splits, stock dividends or other stock issuances. The sale shall be completed by delivery of the shares against full payment in cash therefore on such date not later than December 31, 2001. These options are not subject to any forfeiture by the Executive and may be exercised by the Executive before or subsequent to the termination of this Agreement, If a "Change in Control of the Company" as defined in Section 7(g) occurs, the entire amounts can be immediately exercisable.

         3. Except as expressly modified herein, all other terms and conditions of the Employment Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment on the day and year first above written.

                                          THE COMPANY:
                                          FLANIGAN'S ENTERPRISES, INC.


                                     By: /s/ William Patton
                                             --------------
                                             WILLIAM PATTON, V.P.


                                  Attest:/s/ Jeffrey D. Kastner
                                             ------------------
                                             JEFFREY D. KASTNER, ASST. SECRETARY



                                          THE EXECUTIVE:

/s/Jeffrey D. Kastner                By: /s/  Joseph G. Flanigan
---------------------                           ------------------
JEFFREY D. KASTNER                            JOSEPH G. FLANIGAN

/s/Clare Kauffman
-----------------
CLARE KAUFFMAN

                                    P R O X Y

                           FLANIGAN'S ENTERPRISES INC.

             Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting February 28, 1997

The undersigned hereby constitutes and appoints Jeffrey D. Kastner and Mary C. Reymann, jointly and severely as his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Flanigan's Enterprises, Inc. to be held at the Company's executive offices, 2841 Cypress Creek Road, Ft Lauderdale, FL 33309 on Friday, February 28, 1997 at 10:00 A.M. and at any adjournments thereof on all matters coming before said meeting.

                          Dated:                                          , 1996
                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------
                                        Signature of Stockholder

                                        This Proxy Must be Signed
                                      Exactly as Name Appears Hereon

                          Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

(Continued on other side)

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(Please date and sign on reverse side)

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all Proposals.

I.   ELECTION OF DIRECTORS.

   Nominees  Charles E. McManus, Mary C. Reymann, James G. Flanigan

   [  ]   VOTE FOR all nominees listed (except as marked to the contrary below).
   [  ]   VOTE WITHHELD from all nominees.

Instruction: To withhold authority to vote for any individual nominee, write nominee's name below.

2. To amend Section 5(b) of the Company's Employment Agreement with Joseph G. Flanigan.

                 [ ] FOR          [ ] AGAINST                [ ] ABSTAIN

3. To amend Section 5(c) of the Company's Employment Agreement with Joseph G. Flanigan.

                 [ ] FOR          [ ] AGAINST                [ ] ABSTAIN

4. In their discretion, upon other matters as may properly come before the meeting,


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           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
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